Exhibit 10.4

STATE OF SOUTH CAROLINA,
                                                          EMPLOYMENT AGREEMENT
COUNTY OF ORANGEBURG.                                          AMENDMENT


         WHEREAS, First National Corporation, a corporation organized and existing under the laws of the State of South Carolina (the "Corporation"), and Thomas S. Camp (the "Executive"), entered into an Employment Agreement dated November 10, 1998 (hereinafter "Employment Agreement") under which the Executive is employed by the Corporation; and;
         WHEREAS, Corporation and Executive wish to amend the Employment Agreement to provide (i) that in the event of a sale or merger of First National Corporation that Executive would be provided certain benefits until June 1, 2005, and (ii) in the event of termination of Executive without cause that Executive would be paid his then current salary for a period of six (6) months.
         NOW, THEREFORE, in consideration of mutual covenants and conditions contained herein, the parties do mutually agree as follows:
         1. Paragraph 1 of the Employment Agreement is deleted and the following amended Paragraph 1 is inserted in lieu thereof:
         Employment and Term. The Corporation shall employee the Executive for a period beginning November 10, 1998 thru November 30, 2001. After November 30, 2001 the Executive, if still in the employment of the Corporation, shall become an employee-at-will subject to certain provisions of the Employment Agreement as amended by this Employment Agreement Amendment which grant unto Executive certain compensation in the event of Executive's termination and which require certain obligations and post-termination requirements on the part of the Executive.

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         2. Paragraph 5(a) of the Employment Agreement is deleted and the following amended Paragraph 5(a) is inserted in lieu thereof:
         (a) The Employment of the Executive under this Agreement may be terminated without cause or reason by the Board or Committee of the Corporation. In the event of termination under this paragraph prior to June 1, 2005, Corporation shall pay to the Executive his then current salary (exclusive of the other employee benefits) for a period of twelve (12) months from the date of termination.
         3. Paragraph 5(f) of the Employment Agreement is deleted and the following amended Paragraph 5(f) is inserted in lieu thereof.
         (f) If a change of control of the Corporation as defined herein occurs while the Executive is employed by the Corporation and the employment of the Executive is terminated thereafter by the Corporation or its successor prior to June 1, 2005 for any reason other than death, disability or reasons set forth in Paragraph 5(d) above, Executive shall be paid his then current salary excluding bonus or other employee benefits each month of a period of 36 months from the date of such termination.
         4. Add new Paragraph 5(g) as follows:
         (g) For purposes of this Agreement, Change of Control means occurrence of one of the following:

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                   (i)     Any "person" (as that term is used in Paragraphs
                           13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or (B) Executive or a group of persons including Executive, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the common voting stock of the Corporation or its successors;
                  (ii) There shall be any consolidation or merger of the Corporation in which such entity is not the continuing or surviving corporation or as a result of which the holders of the voting capital stock of the Corporation immediately prior to the consummation of the transaction do not own more than 50% of voting capital stock of the surviving corporation; or
                  (iii) There occurs the sale or transfer of all or substantially all of the assets of the Corporation or the Bank.
         5. Paragraph 6(b) of the Employment Agreement is deleted.
         The remainder of the Employment Agreement, including without limitation post-termination obligations, will continue to be in full force and effect and the parties reaffirm the remaining terms of the Agreement.
         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement Amendment this 5th day of December, 2001.

                                            FIRST NATIONAL CORPORATION


---------------------------                 BY /s/ C. John Hipp, III
Witness                                        --------------------------
                                               C. John Hipp, III, CEO
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Witness

                                            BY: /s/ Thomas S. Camp
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Witness                                             Executive

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Witness